Mercury Systems acquires Atlanta Micro November 29, 2021 Expands Company’s RF and microwave component portfolio Deepens market penetration in core EW, radar, and weapons markets Strengthens Mercury’s leadership position in trusted microelectronics High growth, high margin transaction expected to be immediately accretive ANDOVER, Mass., Nov. 29, 2021 (GLOBE NEWSWIRE) -- Mercury Systems, Inc., (NASDAQ: MRCY, www.mrcy.com), a leader in trusted, secure mission-critical technologies for aerospace and defense, today announced that it has acquired Atlanta Micro, Inc. (Atlanta Micro). Based in Norcross, Ga., Atlanta Micro is a leading designer and manufacturer of high-performance RF modules and components, including advanced monolithic microwave integrated circuits (MMICs) which are critical for high-speed data acquisition applications including electronic warfare, radar and weapons. Under the terms of the purchase agreement, Mercury acquired Atlanta Micro for all cash, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded through Mercury’s existing revolving credit facility. The acquisition is expected to have a non-material financial impact in Mercury’s second fiscal quarter ending December 31, 2021. Atlanta Micro is expected to contribute approximately $16mm in revenue for the twelve months ending December 31, 2022, with adjusted EBITDA margins above 30%. The acquisition is expected to be immediately accretive to adjusted EPS. “The acquisition of Atlanta Micro, our fourth transaction in 12 months and 15 th since our fiscal 2014, continues our strategy of supplementing organic growth with disciplined M&A and full integration,” said Mark Aslett, Mercury’s president and chief executive officer. “The acquisition directly supports our stated goal to provide next-generation trusted microelectronics capabilities for critical aerospace and defense applications. Atlanta Micro’s state- of-the-art MMIC capabilities expand our prior investments in the RF and microwave domain, enabling us to both provide best-in-class solutions for our customers and to address new markets through our combined expertise. We see strong alignment in our strategies and vision, as well as our cultures, values, and commitment to innovation. We are very pleased to welcome the Atlanta Micro team to Mercury,” Aslett concluded. “We are very excited to join the Mercury Systems team" said Clay Couey, chief executive officer and founder, Atlanta Micro. "Mercury’s position at the intersection of high-tech and defense enables us to better support our existing customers while continuing to introduce new and innovative products. Further, there is an excellent fit strategically and culturally between the two businesses with a common focus on innovation that matters." Mercury envisions, creates and delivers innovative technology solutions purpose-built to meet its customers’ most pressing high-tech needs. For more information on Mercury’s acquisitions and M&A strategy, visit mrcy.com/company/mergers-and-acquisitions or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters® Mercury Systems is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit mrcy.com, or follow us on Twitter. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2022 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of environmental rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cybersecurity regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 2, 2021. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. CONTACT Michael D. Ruppert, CFO

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